SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 17, 2001


                             EBIZ ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                       0-27721                 84-1075269
(State or other Jurisdiction of    (Commission File No.)       (IRS Employer
         Incorporation                                       Identification No.)


                              15695 North 83rd Way
                            Scottsdale, Arizona 85260
        (Address of Registrant's Principal Executive Offices) (Zip Code)


                                 (480) 778-1000
              (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective January 17, 2001, Arthur Andersen, LLP ("AA"), the independent accountant of Ebiz Enterprises, Inc., resigned and provided written notice that the client-auditor relationship between Ebiz and AA had ceased. AA did not specify any reason for terminating the relationship in its notice. The letter received from AA was attached as an exhibit to the Form 8-K as filed on January 22, 2001.

     AA issued its Report of Independent Public Accountants related to Ebiz's financial statements for fiscal years ended June 30, 2000 and 1999. These opinions were qualified by the assumption that Ebiz would continue as a going concern. Except for the going concern assumption, AA's report related to Ebiz's financial statements for the fiscal year ended June 30, 2000 and 1999 did not contain any adverse opinion, disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principles. Management of Ebiz is unaware of any disagreements with AA related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during its fiscal years ended June 30, 2000 and 1999 or any subsequent interim period preceding the resignation.

     The Board of Directors has not taken any formal action with respect to the resignation. Management has retained Semple & Cooper LLP as its new independent accountant.

     AA's letter stating its agreement with the statements in this Form 8-K/A is attached as an exhibit hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit        Description
-------        -----------
16.1(1)        Arthur Andersen, LLP letter of resignation as principal
               independent accountant dated January 17, 2001.

16.2(2) Arthur Andersen, LLP letter stating agreement with matters stated in Form 8-K dated January 24, 2001.

16.3 Arthur Andersen, LLP letter stating agreement with matters stated in Form 8-K/A (Amendment No. 2) dated March 22, 2001.

----------
(1) Incorporated by reference from Form 8-K related to event occurring on January 17, 2001 and filed on January 22, 2001.
(2) Incorporated by reference from form 8-K/A related to event occurring on January 17, 2001 and filed on January 26, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EBIZ ENTERPRISES, INC.


                                        By: /s/ Ray Goshorn
                                            ------------------------------------
                                            Ray Goshorn,
                                            Chief Financial Officer


Dated: March 23, 2001

                                        3